Exhibit 10.5

THIRD AMENDMENT TO OFFICE/RETAIL LEASE
This THIRD AMENDMENT TO OFFICE/RETAIL LEASE (this "Third Amendment") is dated for reference purposes as of April 14, 2010, by and between HINES VAF UB PLAZA, L.P., a Delaware limited partnership ("Landlord"), and UNION BANK, N.A., a national association, formerly known as Union Bank of California, N.A. ("Tenant").
R E C I T A L S :
A.    Landlord and Tenant entered into that certain Office/Retail Lease dated as of October 8, 2008 (the "Original Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain space as more particularly described in the Lease (the "Original Premises") in that certain building located at 445 South Figueroa Street, Los Angeles, California 90071 (the "Building").
B.    Landlord and Tenant entered into that certain First Amendment to Office/Retail Lease dated as of November 17, 2008 (the "First Amendment"), pursuant to which the parties (i) expanded the Original Premises to include the 28th Floor Expansion Space, and (ii) otherwise modified the terms of the Original Lease, all as more particularly described in the First Amendment.
C.    Landlord and Tenant entered into that certain Second Amendment to Office/Retail Lease dated as of July 10, 2009 (the "Second Amendment"), pursuant to which the parties (i) expanded the Original Premises and the 28th Floor Expansion Space to include the Second Amendment Expansion Space, and (ii) otherwise modified the terms of the Original Lease and the First Amendment, all as more particularly described in the Second Amendment.
D.    The Original Lease, First Amendment and Second Amendment are collectively referred to herein as the "Lease". The Original Premises, 28th Floor Expansion Space and Second Amendment Expansion Space are sometimes collectively referred to herein as the "Existing Premises".
E.    The parties now desire to amend the Lease to: (i) confirm the 20th Floor Space Commencement Date; (ii) confirm the Second Amendment Expansion Space Commencement Date; (iii) confirm the 28th Floor Expansion Space Commencement Date and modify the terms of the Lease with respect to the 28th Floor Expansion Space; (iv) confirm the manner in which the Tenant Improvement Allowance (as defined in Section 2.1 of the Tenant Work Letter attached to the Original Lease) may be commingled and is to be computed; and (v) otherwise modify the Lease, all upon the terms and conditions hereinafter provided.

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A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Capitalized Terms.     Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Third Amendment shall have the same meaning given such terms in the Lease.
2.    Confirmation of 20th Floor Commencement Date.    The parties hereby agree and confirm that the 20th Floor Commencement Date occurred on November 1, 2009.
3.    Confirmation of Second Amendment Expansion Space Commencement Date.    The parties hereby agree and confirm that the Second Amendment Expansion Space Commencement Date occurred on August 17, 2009.
4.    28th Floor Expansion Space.
4.1.    28th Floor Expansion Space Commencement Date. The parties hereby acknowledge that Tenant leased a majority of the rentable area of the 28th Floor Expansion Space (the "Short Term 28th Floor Expansion Space") on a temporary basis prior to the CD Date therefor pursuant to the following (collectively, the "Short Term Leases"): (i) that certain Short Term Office Lease dated as of August 20, 2008 between Landlord and Tenant, as amended by that certain First Amendment to Short Term Office Lease dated as of March 23, 2009 between Landlord and Tenant; and (ii) that certain Short Term Office Lease dated as of November 6, 2008 between Landlord and Tenant, as amended by that certain First Amendment to Short Term Office Lease dated as of December 1, 2008 between Landlord and Tenant, and that certain Second Amendment to Short Term Office Lease made effective as of February 9, 2009 between Landlord and Tenant. In addition, the parties hereby acknowledge that (A) Landlord delivered to Tenant possession of the portion of the 28th Floor Expansion Space which (1) was other than the Short Term 28th Floor Expansion Space, (2) is commonly known as Suite 2875 and (3) contains approximately 3,800 rentable square feet of space (the "Remaining 28th Floor Expansion Space") on August 1, 2009, (B) the Short Term Leases expired on July 31,2009 and effective as of August 1, 2009, Tenant leased the entire 28th Floor Expansion Space from Landlord on a longer term basis pursuant to the Lease, as hereby amended, and (C) notwithstanding anything to the contrary contained in the Lease, as hereby amended (including, without limitation, the provisions of Section 2 of the First Amendment), the 28th Floor Expansion Space Commencement Date occurred on August 1, 2009 without regard to any Construction Period. Accordingly: (a) Tenant has been paying and shall continue to pay Base Rent to Landlord for the 28th Floor Expansion Space pursuant to Section 3 of the First Amendment effective as of the 28th Floor Expansion Space Commencement Date (i.e., August 1, 2009); (b) the Annual Direct Expense Allowance for the 28th Floor Expansion Space has been and shall continue to be, during the period from August 1, 2009 through the end of the Initial Period, the amount of Direct Expenses for the calendar year 2009 calculated in accordance with Section 4.2 of the Original Lease; (c) Tenant shall not be entitled to any Construction Period for the 28th Floor Expansion

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Space; (d) Landlord was not obligated to perform the Code Compliance Work described in Section 1.3 of the Tenant Work Letter attached to the Original Lease with respect to the 28th Floor Expansion Space, if any, prior to the 28th Floor Expansion Space Commencement Date, and notwithstanding that such Code Compliance Work has not been performed, (x) the Delivery Date for the 28th Floor Expansion Space is deemed to have occurred as of August 1, 2009, (y) Landlord is deemed to have satisfied the Delivery Condition for the 28th Floor Expansion Space and all other obligations with respect to the delivery of the 28th Floor Expansion Space as of August 1, 2009, and (z) Tenant accepted the 28th Floor Expansion Space in its "AS-IS" condition as of August 1, 2009; and (e) the failure by Landlord to perform such Code Compliance Work as of the date Landlord delivered the 28th Floor Expansion Space to Tenant (and any subsequent performance of such Code Compliance Work pursuant to Section 4.3 below, if applicable) shall not (I) be deemed to be a Landlord Delay, (II) require Landlord to pay to Tenant any increased out-of-pocket costs resulting therefrom, or (III) otherwise subject Landlord to the obligations set forth in Section 2.3.1 of the Tenant Work Letter attached to the Original Lease.
4.2.    28th Floor Expansion Space Tenant Improvement Allowance. The parties hereby acknowledge that; (i) pursuant to Section 4 of the First Amendment, Tenant shall receive a Tenant Improvement Allowance for the 28th Floor Expansion Space (the "28th Floor Expansion Space TI Allowance") in an amount up to, but not exceeding, Fifty-Two and 50/100 Dollars ($52.50) per rentable square foot of the 28th Floor Expansion Space; (ii) pursuant to Section 2.2 of the Tenant Work Letter attached to the Original Lease, as a condition to Landlord's obligation to disburse any portion of the Tenant Improvement Allowance allocable to any particular Full TI Floor (including, without limitation, for commingling as described in Section 2.1 of the Tenant Work Letter attached to the Original Lease for use by Tenant for any Tenant Improvement Allowance Items for any other portions of the Premises, the 20th Floor Space and/or the 28th Floor Expansion Space, and/or as a Base Rent credit pursuant to Section 2.4.2 of the Tenant Work Letter attached to the Original Lease), Tenant must (at a minimum) have improved such particular Full TI Floor to a condition that would make such particular Full TI Floor suitable for occupancy for general office purposes (the "Occupancy Condition") and may not just improve a portion of such floor (i.e., Tenant must install floor covering, ceiling system with lighting, electricity, sprinkler heads and HVAC distribution throughout such entire Full TI Floor [collectively, the "Requirements"]); provided, however, that the parties hereby acknowledge and agree that (A) as of the date of this Third Amendment, a multi-tenant type corridor currently exists in the 28th Floor Expansion Space, and (B) notwithstanding the existence of a multi-tenant type corridor in the 28th Floor Expansion Space during the Lease Term, the 28th Floor Expansion Space shall nonetheless be deemed to be in the Occupancy Condition so long as Tenant has complied with the Requirements and the 28th Floor Expansion Space is otherwise suitable for occupancy for general office purposes; and (iii) the tenant that occupied the 28th Floor Expansion Space prior to Tenant's occupancy thereof performed certain improvements therein which caused the 28th Floor Expansion Space to be in the Occupancy Condition, and as a result, the 28th Floor Expansion Space was delivered to Tenant already in the Occupancy Condition without the need for further improvements by or on behalf of Tenant. Notwithstanding anything to the contrary contained in the Tenant Work Letter attached to the Lease, Tenant hereby acknowledges and agrees that so long as the 28th Floor Expansion Space is in the Occupancy Condition prior to disbursement of the applicable portion of the 28th Floor Expansion Space Tl Allowance, (A) a portion of the 28th Floor Expansion

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Space TI Allowance in an aggregate amount up to, but not exceeding, $500,000.00 may, subject to the other limitations in the Tenant Work Letter attached to the Original Lease, be commingled for use by Tenant for any Tenant Improvement Allowance Items for any other portions of the Premises, and (B) the remaining portion of the 28th Floor Expansion Space TI Allowance in excess of $500,000.00 shall be used solely and exclusively for the Tenant Improvement Allowance Items applicable to the New Tenant Improvements constructed in the 28th Floor Expansion Space (without the right to commingle).
4.3.    Post-DeliverY Performance of Code Compliance Work for the 28th Floor Expansion Space.    Notwithstanding anything in Section 4.1 above to the contrary, Landlord shall be obligated to perform the Code Compliance Work for the 28th Floor Expansion Space (if any) if, and only if, Tenant delivers written notice (the "28th Floor Expansion Space Code Compliance Work Notice") to Landlord on or prior to September 30, 2010 (the "28th Floor Expansion Space Code Compliance Work Notice Outside Date") which (i) identifies in reasonable detail such Code Compliance Work to be performed by Landlord pursuant to Section 1.3 of the Tenant Work Letter attached to the Original Lease (except that such Code Compliance Work shall not include any work required to be performed to any of the multi-tenant corridors, common areas or other multi-tenant aspects of the 28th floor of the Building as a result of the 28th floor being a multi-tenant floor), and (ii) requests that Landlord perform such Code Compliance Work. Time is of the essence for the delivery of the 28th Floor Expansion Space Code Compliance Work Notice under this Section 4.3; accordingly, if Tenant fails to timely deliver the 28th Floor Expansion Space Code Compliance Work Notice on or prior to the 28th Floor Expansion Space Code Compliance Work Notice Outside Date, Tenant's right to require Landlord to perform the Code Compliance Work with respect to the 28th Floor Expansion Space shall expire and be of no further force or effect. If Tenant timely delivers to Landlord the 28th Floor Expansion Space Code Compliance Work Notice, Landlord shall thereafter perform the Code Compliance Work, if any, for the 28th Floor Expansion Space pursuant to a schedule mutually approved by Landlord and Tenant during Tenant's occupancy of the 28th Floor Expansion Space under the Lease, as hereby amended, and Tenant agrees that: (A) Tenant shall cooperate with Landlord's performance of such Code Compliance Work during such occupancy so that Landlord may perform such Code Compliance Work without interference from Tenant; (B) Landlord shall be permitted to cause such Code Compliance Work to be performed during normal business hours as reasonably necessary to complete the same in a timely manner, without any obligation to pay overtime or other premiums; (C) Tenant shall accept any and all inconveniences associated with the performance of such Code Compliance Work which may occur during such occupancy, including without limitation, dust, noise, etc; (D) the performance of such Code Compliance Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of any Rent payable pursuant to the Lease, as hereby amended; (E) Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the performance of such Code Compliance Work; and (F) Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the 28th Floor Expansion Space or of Tenant's personal property or improvements therein resulting from the performance of such Code Compliance Work, or for any inconvenience or annoyance occasioned thereby, except for any injury to persons or damage to property (but not loss of business or other consequential damages) to the extent caused by Landlord's gross negligence or willful misconduct and not insured or required to be insured by Tenant under the Lease, as hereby amended.

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5.    Commingling and Computation of Tenant Improvement Allowance.
5.1.    Commingling of Full Floor Tenant Improvement Allowance and Remaining Floors Tenant Improvement Allowance. Notwithstanding the designation of space as a Full TI Floor or a Remaining Floor as provided in the Tenant Work Letter attached to the Original Lease (it being understood that Floors 8, 10, 12, 13, 15, 16, 17, 21 and 24 of the Initial Premises, the Vault Space and the Retail Space are included in the definition of "Remaining Floors"), the Full Floor Tenant Improvement Allowance and the Remaining Floor Tenant Improvement Allowance may be used for the Tenant Improvement Allowance Items with respect to any or all of such spaces and such amounts may be commingled subject, however, to the conditions and limitations in Section 4.2 above and Sections 2.2.1.8, 2.2.1.9 and 2.2.2 of the Tenant Work Letter attached to the Original Lease.
5.2.    Computation of Tenant Improvement Allowance per Rentable Square Foot. For purposes of computing the Tenant Improvement Allowance, the rentable square feet of (i) the applicable portion of the initial Premises and the 20th Floor Space shall be deemed to be the stipulated 1996 BOMA figures therefor as set forth in Section 1.2 of the Original Lease, (ii) the 28th Floor Expansion Space shall be deemed to be the stipulated 1996 BOMA figure therefor as set forth in Section 1.6.1 of the Original Lease, and (iii) any First Offer Space, Second Expansion Space or any other expansion space which hereafter becomes part of the Premises shall be calculated pursuant to 1996 BOMA.
6.    Broker. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than Hines Interests Limited Partnership (the "Broker"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Landlord and Tenant shall indemnify, defend and hold the other harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorney's fees) with respect to any leasing commission, compensation or fees claimed by any broker or agent in connection with this Third Amendment or its negotiation by reason of any act of Landlord or Tenant other than the Broker.
7.    No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.
LANDLORD:
HINES VAF UB PLAZA, L.P.,
a Delaware limited partnership

By:	Hines VAF UB Plaza GP LLC,
its general partner

By:	Hines VAF UB Plaza Mezz, L.P.,
its sole member

By:	Hines VAF UB Plaza GP2 LLC,
its general partner

By:	Hines U.S. Office Value Added Fund, L.P.,
its sole member

By:	Hines U.S. Office Value Added Fund, LLC,
its general partner

By:	Hines Interests Limited Partnership,
its managing member

By:	Hines Holdings, Inc.
its general partner

By:	/s/ James C. Buie, Jr.

Name:	James C. Buie, Jr.

Title:	Executive Vice President

TENANT:
UNION BANK, N.A.,
a national association

By:	__________________________
Name: ____________________
Title: _____________________

By:	/s/ Kenneth Holdway
Name: Kenneth Holdway
Title: Senior Vice President

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